Exhibit 10.27

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT AND SUPPLY AGREEMENT

This Development and Supply Agreement (“Agreement”) is entered into as of June 1, 2010 (“Effective Date”) by and between ViewRay Incorporated, a Delaware corporation (“ViewRay”), and Quality Electrodynamics, LLC, a Ohio limited liability company (“QED”).

Background

ViewRay possesses valuable knowledge, expertise, intellectual properties and resources with regard to radiation oncology devices which incorporate Magnetic Resonance Imaging (MRI). QED possesses valuable knowledge, expertise, intellectual properties and resources with regard to radio frequency (RF) coils for use in MRI.

ViewRay wishes to engage QED to develop a family of RF coils which will meet certain agreed technical specifications for incorporation into ViewRay’s Renaissance™ radiation therapy system. ViewRay also wishes to purchase from QED quantities of such device.

QED is willing to provide ViewRay with development services for this device and is also willing to sell ViewRay quantities of such device at favorable pricing in exchange for ViewRay’s agreement to maintain exclusivity of supply during a specified period.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

“Affiliate” means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition only, “control” means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

“Applicable Laws” means all applicable laws, statutes, regulations and ordinances.

“Business Day” means any day other than a Saturday or Sunday that is not a national holiday in the United States.

“Commercially Reasonable Efforts” means (i) with respect to any objective by any party, commercially reasonable, diligent, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances; and (ii) with respect to any objective relating to the development or commercialization of any product by any party, efforts and resources normally used by such party with respect to a product owned by such party at a similar stage in the development or life of such product.

“Confidential Information” means any proprietary or confidential information of either party (including but not limited to all ViewRay Intellectual Property and all QED Intellectual Property) disclosed to the other party pursuant to this Agreement, except any portion thereof which: (i) is known to the receiving party, as evidenced by the receiving party’s prior written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the public domain through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving party’s written records, without access to such information.

“Control or Controlled” means, with respect to any Intellectual Property Right, the possession (whether by ownership, license, or other agreement or arrangement existing now or after the Effective Date, other than pursuant to this Agreement) by a party or an Affiliate thereof of the right to grant to the other party a license as provided herein under such Intellectual Property Right without violating the terms of any agreement or other arrangement of such party or its Affiliate with any third party.

“FCA” means “Free Carrier (named place)”, as that expression is defined in Incoterms 2000, ICC Publishing S.A.

“Intellectual Property Right(s)” means all rights in (1) U.S. and foreign utility and/or design patents, patent applications, and utility models; (2) patents issuing on the patent applications described in clause (1); (3) continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions of the patents or applications described in clauses (1)-(2); (4) inventions, invention disclosures and improvements, whether or not patentable; (5) works of authorship, whether or not protectable by copyright, all copyrights to such works, including all copyright registrations and applications and all renewals and extensions thereof; (6) rights in industrial designs, and (7) Confidential Information, trade secrets, know-how, processes, algorithms, proprietary databases, and other proprietary information, and all tangible and intangible embodiments thereof.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than QED or ViewRay.

“Product” means each of the [***] that can be incorporated in the ViewRay Renaissance™ radiation therapy system.

“Program” means the development program described in Attachment 1

“Program Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, created, discovered, developed, generated, made or reduced to practice or fixed in a tangible medium of expression as part of or based upon or related to activities undertaken as part of the Program whether: (a) solely by one or more employees or agents of QED; (b) solely by one or more employees or agents of ViewRay; or (c) jointly by one

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or more employees or agents of QED and one or more employees or agents of ViewRay. Program Intellectual Property will be listed in Attachment 3, which shall be amended from time-to-time to include new Program Intellectual Property, in accordance with Section 5.3.

“QED Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression by employees or consultants of QED at any time prior to the Effective Date or after the Effective Date if such Intellectual Property Rights are not based upon or related to the performance of the Program. The term QED Intellectual Property, however, does not include any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public through no breach by ViewRay of its obligations under this Agreement.

“Specifications” or “Product Specifications” means the specifications for the Product set forth in Attachment 1, as they may be amended or supplemented by the parties pursuant to Section 2.4.

“ViewRay Domain” means the development, production, use, marketing, sale and support of Products to customers for use in connection with radiation oncology devices and specifically excludes products relating to diagnostic MRI imaging.

“ViewRay Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression solely by employees or consultants of ViewRay at any time prior to the Effective Date or after the Effective Date if such Intellectual Property Rights are not based upon or related to the performance of the Program. The term ViewRay Intellectual Property, however, does not include any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public through no breach by QED of its obligations under this Agreement.

1.2 Other Defined Terms. The following terms shall have the meanings set forth in the section appearing opposite such term:

“Acceptance”	Section 2.3
“Act”	Section 4.1
“AER”	Section 4.3
“affected party”	Section 10.14
“Agreement”	Recitals
“Applicable Standards”	Section 4.1
“Bankruptcy Code”	Section 5.1
“Change Control Document”	Section 2.4
“Change Request”	Section 2.4
“Deliverable(s)”	Section 2.3
“disadvantaged party”	Section 10.14
“ECI”	Section 3.5
“Effective Date”	Recitals
“FDA”	Section 4.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Force Majeure”	Section 10.14
“Forecast”	Section 3.2
“Full Production”	Section 3.2
“Grant Agreement”	Section 2.7.
“Indemnifying Party”	Section 8.4
“ISO”	Section 4.1
“Losses”	Section 8.2
“Manufacturing Materials”	Section 2.6
“MDR”	Section 4.3
“Net Sales”	Section 5.5
“Purchase Order”	Section 3.3
“QED”	Recitals
“QED’s Cost of Goods Sold”	Section 3.5
“QED Indemnified Party(ies)”	Section 8.3
“Regulatory Authority”	Section 4.2
“Response Period”	Section 2.4
“RMA”	Section 3.9
“Rules”	Section 10.2
“SOPs”	Section 4.3
“Term”	Section 9.1
“ViewRay”	Recitals
“ViewRay Indemnified Party(ies)”	Section 8.2.

2. DEVELOPMENT PROGRAM

2.1 Development of Product. The Program is directed toward the development of a series of Products that each meet the applicable Specifications set forth in Section A of Attachment 1 (including the documents referenced therein) and is expected to have a duration of twenty (24) months. It is understood and agreed that QED will use its Commercially Reasonable Efforts to complete the Program and deliver a Product that meets the applicable Specifications; delivering a detailed design for each of the Products that satisfies the Specifications detailed in Section A of Attachment 1 and will deliver a prototype of said Product in accordance with the schedule in Section B of Attachment 1. Attachment 1 specifies information to be delivered to QED by ViewRay in order for QED to progress the Program and the dates by which such information will be delivered by ViewRay. QED shall not be responsible for Program delays resulting from delay by ViewRay in delivering information necessary to progress the Program and accordingly a day-for-day adjustment to the schedule set forth in Attachment 1 shall be made for any such delay by ViewRay.

2.2 Progress Reports. (a) ViewRay and QED shall periodically meet, in person or by telephone or videoconference at such times and places as are mutually agreed upon, for QED to provide ViewRay with an update on the status of the progress of the Program. ViewRay and QED shall each be responsible for its own expenses incurred in connection with attending such meetings. The parties’ representatives for purposes of meetings under this Section 2.2 will be QED’s Program Manager, or closest equivalent existing at the time, and ViewRay’s Director of MRI Engineering, or closest equivalent existing at the time.

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(b) QED shall provide ViewRay in advance of each meeting pursuant to Section 2.2(a) an agenda for such meeting and reasonably-detailed written reports describing the results of the Program, including difficulties encountered in achieving the technical objectives of the Program during the period since their last meeting. It is understood and agreed that neither party may change the Specifications without the consent of the other party using the procedure set forth in Section 2.4.

2.3 Deliverables. (a) QED shall deliver each deliverable due under Attachment 1 (each, a “Deliverable”) to ViewRay’s Oakwood Village, Ohio facility in accordance with the schedule in Section B of Attachment 1. Prior to shipment QED will perform bench testing to mutually agreed specifications and with mutually agreed testing protocols and deliver to ViewRay a report on the test results including any non-conformances. ViewRay will review the test results and within five (5) working days from delivery of said report will either approve the Deliverable for shipment to such location as designated by ViewRay or will indicate any and all areas of testing non-conformance which must be addressed prior to shipment. After receipt at the location designated by ViewRay, ViewRay shall inspect the Deliverable and test such Deliverable against the applicable Specifications. If ViewRay accepts the Deliverable, ViewRay shall acknowledge its acceptance (“Acceptance”) of the Deliverable in writing. If ViewRay rejects the Deliverable, ViewRay shall provide QED with notice of rejection, including a reasonably specific description of the deficiencies alleged. QED will use Commercially Reasonable Efforts to cure any such deficiencies in an expedient manner and either “re-deliver” such Deliverable to ViewRay within ten (10) Business Days following the notice of rejection or, if QED cannot accomplish such re-delivery within such 10-Business Day period deliver to ViewRay within such 10-Business Day period a plan for curing said deficiencies. If QED makes re-delivery of the Deliverable, ViewRay shall, following its receipt of the re-delivered Deliverable, accept or reject the Deliverable using the procedure specified above. If QED instead provides a correction plan for such Deliverable, ViewRay shall within five (5) Business Days following receipt of such correction plan either agree to, offer modifications of or reject said correction plan. The parties shall repeat the above process until the earlier of the date that a mutually acceptable correction plan is agreed or thirty (30) Business Days following ViewRay’s notice of rejection. If the parties are unable to agree on a mutually acceptable correction plan, and do not extend the timeframe for reaching an accepting a mutually acceptable plan, then ViewRay may withdraw the specific Product in question from this Agreement and ViewRay will “return” the Deliverable to QED and QED shall, within thirty (30) days following receipt of the rejected Deliverable, return to ViewRay all sums (if any) paid by ViewRay to QED for the Deliverable that is the subject of such rejection; provided, that QED shall not be required to return the funding specified in Column 3 of Table 6 of Section D of Attachment 1 for such Deliverable through the date of withdrawal of the Product in question from the contract). If the parties do agree upon a correction plan, then QED shall perform such correction plan and “re-deliver” the Deliverable within the agreed time period. ViewRay shall, following its receipt of the re-delivered Deliverable, accept or reject the Deliverable using the procedure specified above. The process specified in this Section 2.3 shall be repeated until the earliest of the date: (i) ViewRay accepts the re-delivered Deliverable; or (ii) ViewRay rejects the Deliverable two (2) times for failure to comply with the Specifications; or (iii) one hundred eighty (180) days elapses from the initial notice of rejection. If the parties are unable to resolve such nonconformity within such time period, then ViewRay may withdraw the applicable Product from coverage under this Agreement

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and ViewRay may “return” the Deliverable to QED and QED shall, within thirty (30) days following receipt of the rejected Deliverable, return to ViewRay all sums (if any) paid by ViewRay to QED for the Deliverable that is the subject of such rejection; provided, that QED shall not be required to return the funding specified in Column 3 of Table 6 of Section D of Attachment 1 for such Deliverable through the date of termination. For the avoidance of doubt all inspection, testing and final Acceptance of the Deliverables by ViewRay shall occur at ViewRay’s Oakwood Village facility.

(b) It is understood and agreed that the Deliverables need not be error-free to have achieved the requirements for ViewRay to make payment of the progress payments (if any) specified in Attachment 1, but if any Deliverable delivery or redelivery contains errors that individually or in the aggregate adversely affect ViewRay’s ability to use such Deliverable in accordance with the applicable Specifications, ViewRay may rightfully reject such Deliverable delivery or redelivery. Notwithstanding the foregoing, Acceptance will not relieve QED of its obligation to fix all identified errors in a timely fashion. ViewRay’s obligations to pay for the Deliverables are subject to Acceptance, ViewRay shall have no obligation to pay for Deliverables except to the extent they are the subject of ViewRay’s Acceptance.

(c) ViewRay will use Commercially Reasonable Efforts to test each Deliverable as quickly as practicable and in any event within thirty (30) days of “delivery” of such Deliverable.

2.4 Changes. (a) During the Program, ViewRay may request amendments to Attachment 1 to effect changes in the Specifications. If ViewRay wishes to make a change it shall notify QED of the requested change specifying the change with sufficient details to enable QED to evaluate it (a “Change Request”). Within ten (10) Business Days following the date of QED’s receipt of a ViewRay Change Request, QED shall deliver a document that: (i) assesses the impact of the change on the schedule, and (ii) incorporates a description of the requested change and the cost therefor (a “Change Control Document”).

(b) Within ten (10) Business Days following ViewRay’s receipt of a QED Change Control Document (“Response Period”), ViewRay will notify QED whether or not it accepts the Change Control Document. If ViewRay accepts the Change Control Document, then the provisions of this Agreement shall be deemed amended to incorporate such change in accordance with the Change Control Document. If ViewRay notifies QED not to proceed within the Response Period, then the Change Request shall be deemed withdrawn and QED shall take no further action in respect of it. If QED has not received any notice by the expiration of the Response Period, then ViewRay shall be deemed to have advised QED not to proceed. A separate Change Control Document will be required for each Change Request but a Change request may include multiple changes; and each Change Control Document will become subject to this Agreement when signed by QED and ViewRay.

(c) QED may not make any changes in the form, fit, function, design, manufacturing process, manufacturing location or appearance of the Products or the Specifications without ViewRay’s prior written approval, which shall not be unreasonably withheld. QED may recommend amendments to Attachment 1 to effect changes in the Specifications if necessary to respond to difficulties encountered in achieving the technical objectives of the Program. If QED wishes to recommend a Change Request, it shall notify ViewRay of the requested change and provide ViewRay with a Change Control Document and the provisions of Section 2.4(a)-(b) shall apply.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5 Success Criteria. If the Product prototype delivered in Phase 2 of the Program meets the applicable Specifications, then the provisions of Section 3 shall take effect as it applies to the specific product delivered. If the Product prototype delivered in Phase 2 of the Program does not meet the Specifications or if ViewRay and QED determine during the course of the Program that the results of the Program are unsatisfactory; which determination shall be made with reference to the prospects for realizing Products that meet the Specifications then in each case they may mutually agree to remove the specific Product from the Program. If all the products are removed then the parties may mutually agree to terminate the Program under Section 9.2(b). If the parties do not agree with respect to removal of a Product or termination of the Program, they shall resolve such dispute using the procedure specified in Section 10.2(a)-(b).

2.6 Release of Manufacturing Materials. If (i) QED is in material breach of its obligations under Section 3 of this Agreement and fails to cure such breach within the time period set forth in Section 9.2; or (ii) QED commences a voluntary case under the Bankruptcy Code or acquiesces to any petition filed against it in an involuntary case under the Bankruptcy Code, or if QED contests such action, such case is not dismissed within sixty (60) days of its initial filing, QED shall hand over to ViewRay, at ViewRay’s first written request, all of the special tools, engineering data, in-supplier lists, software and other documentation and information which are required and/or useful for the manufacture of the Products (collectively, the “Manufacturing Materials”). Effective upon release of the Manufacturing Materials in accordance with this Section 2.6, QED grants ViewRay a limited, non-exclusive, license to use, reproduce, and modify the Manufacturing Materials as necessary to (i) manufacture, support and maintain (or have manufactured, supported or maintained on its behalf by a third party) the Products. The Manufacturing Materials will be treated as Confidential Information of QED and ViewRay will restrict disclosure of the Manufacturing Materials to those of its employees, agents and consultants to whom it is necessary to disclose such Confidential Information in connection with the performance of their duties hereunder. Receipt by ViewRay of the Manufacturing Materials pursuant to this Section 2.6 does not in any way convey title or ownership of the Manufacturing Materials, which shall remain with QED and all Manufacturing Materials, will continue to be treated as QED Confidential Information following the release thereof. The indemnification obligations of Section 8.2 below shall not apply with respect to any Products manufactured by or for ViewRay pursuant to this Section 2.6.

2.7 Payment. (a) All payments under this Section 2 will be made by check or wire transfer. Payments will be made in US Dollars. All amounts due under this Section 2 will be due within thirty (30) days of receipt of invoice subject to (i) ViewRay’s Acceptance of the applicable Deliverable in accordance with Section 2.3 and (ii) receipt by ViewRay of reimbursement from the State of Ohio Department of Development under the Grant Agreement, dated June 8, 2009 between the State of Ohio, Department of Development and ViewRay [ODOD # TECH 09-075] (the “Grant Agreement”).

(b) Notwithstanding the provisions of Section 2.1(a)(i), QED may invoice ViewRay for ten percent (10%) of the fee specified in Column 2 of Table 6 of Section D of Attachment 1 for each Deliverable on the date QED commences work on such Deliverable. Thereafter, QED shall

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invoice ViewRay monthly for the fees incurred by QED with respect to each Deliverable on which it is working since the date of its then most recent invoice; provided that QED may not bill ViewRay for an amount in excess of the aggregate sum set forth in Column 2 of Table 6 of Section D of Attachment 1 without ViewRay’s prior consent, which consent may be provided by means of a Change Control Document adopted in accordance with Section 2.4.

(c) ViewRay shall apply for reimbursement by the State of Ohio under the Grant Agreement in accordance with the provisions of the Grant Agreement and shall promptly pay QED upon receipt of funds from the State of Ohio under the Grant Agreement according to the provisions of the Grant Agreement and Sections 2.3 and 2.7.

3. PURCHASE OF PRODUCTS AND TERMS OF SALE

3.1 Supply. If the Products meet the Specifications then ViewRay will purchase Products from QED from time to time during the term of this Agreement.

3.2 Purchase Forecasts. At least two (2) months prior to the first delivery to ViewRay of commercial Products, ViewRay will deliver to QED a twelve (12) month rolling forecast (the “Forecast”). The Forecast will cover the 12 months commencing with and including the calendar month in which the first delivery of commercial Products is to occur. After delivery of the initial Forecast, the Forecast will be updated on a monthly basis. The Forecast shall be non-binding until [***] prior to the forecast shipment date at which time the quantities become binding on ViewRay.

3.3 Product Orders. ViewRay will submit to QED firm written purchase orders (each a “Purchase Order”) for the purchase of Products at least ninety (90) days prior to the specified delivery date of the ordered Products. Each Purchase Order will specify the quantity or, if more than one shipment is requested, quantities of Products ordered, the requested delivery date or dates, and ship-to locations. Orders will be placed by ViewRay to QED by email or facsimile, or by other means agreed upon by the parties, to an address provided by QED, which will initially be, [***]. In the case of conflict between the provisions of this Agreement and either the standard printed terms of any Purchase Order or the standard printed terms of sale of QED, the provisions of this Agreement will control. Purchase Orders may not be cancelled, but ViewRay may delay shipment for up to thirty (30) days with notice to QED delivered at least thirty (30) days prior to the scheduled delivery date.

3.4 Obligation to Supply. (a) QED will acknowledge all Purchase Orders within five (5) Business Days following receipt of same and will deliver all orders within ninety (90) days following the date such Purchase Order is received. QED will accept all Purchase Orders for a particular calendar month to the extent that the Purchase Order (1) does not exceed the amount of the binding Forecast for such calendar month, and (2) requires delivery no less than ninety (90) days following the date on which QED receives the Purchase Order. QED will not be in breach of this Section 3.4 if QED’s failure to supply Products is due to a Force Majeure event or if QED’s failure is limited to quantities in excess of the quantities specified in the binding Forecast period.

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(b) Each party will promptly notify the other party of any circumstances that it believes may be of importance as to QED’s ability to meet ViewRay’s needs for the Products in a timely manner. If the Forecasts indicate that ViewRay’s need for the Products will exceed QED’s existing capacity to supply the Products, the parties will determine in good faith whether QED successfully can expand its production capacity so as to meet ViewRay’s needs in a timely manner.

3.5 Pricing. (a) Section A of Attachment 2 includes target pricing for each of the seven Products to be supplied to ViewRay pursuant to this Section 3. As soon as practicable following the Effective Date, but in any event not later than the date when [***] of the funding for the portion of the Program covering the Deliverables that correspond to the applicable Product has been expended, QED will “confirm” the target pricing with notice to ViewRay. If the “confirmed” pricing for the applicable Product is equal to or less than the target pricing then the confirmed pricing will be applicable for purposes of this Agreement. If the “confirmed” pricing for a Product is greater than the target pricing and ViewRay objects to the increased pricing, then the parties will negotiate in good faith for a period of sixty (60) days to establish mutually acceptable pricing for the applicable Product, using the procedure specified in Section 10.2(a) if necessary.

(b) If the parties cannot agree upon pricing for any of the Products using the procedure specified in Section 3.5(a), then the pricing shall [***]. It is understood and agreed that the provisions of Section 10.2(b) shall not be used to resolve a pricing disagreement under this Section 3.5.

3.6 Payment. (a) All payments under this Section 3 will be made by check or wire transfer. Payments will be made in US Dollars. All amounts due under this Section 3 will be due within thirty (30) days of receipt of invoice and when being funded with the proceeds due ViewRay under the Grant Agreement shall be subject to ViewRay’s receipt of reimbursement from the State of Ohio Department of Development under such Grant Agreement. QED will invoice ViewRay upon shipment.

(b) If ViewRay fails to make any payment due to QED under this Agreement by the due date for payment, then, without limiting QED’s remedies under Section 9.2, the overdue amount shall accrue interest at the rate of 8% per annum from the due date until the date of actual payment of the overdue amount. This Section 3.6(b) shall not apply to payments that ViewRay contests in good faith using the procedures in Section 10.2 during the pendancy of such dispute; provided that in the event ViewRay does not prevail in such dispute then interest shall accrue from the date payment was due until the date ViewRay makes payment and such payment shall when made shall be accompanied by all interest so accrued.

3.7 Resale Prices. Nothing contained herein shall be deemed to limit in any way the right of ViewRay to determine the prices at which, or the terms on which, the Products purchased by ViewRay may be resold by ViewRay as part of ViewRay products or services.

3.8 Shipping. QED shall arrange for shipment and invoicing to ViewRay of the Products ordered by ViewRay via common carrier, FCA QED’s Mayfield Village facility. ViewRay shall pay all transportation, customs, duties and other governmental charges, if any, relating to the export, import and sale of the Products, and shall have all responsibility for storing and clearing the Products through all customs requirements.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.9 Acceptance; Defective Product. (a) QED shall perform all in-process and finished Product tests required by the Product Specifications. All such tests and test results shall be performed, documented and summarized by QED in accordance with the Product Specifications and the Applicable Standards. Each shipment of Product from QED to ViewRay shall contain such quality control certificates as are necessary to show that the Product is in conformity with the Product Specifications and the Applicable Standards. If during the manufacturing process, QED identifies an issue which is anticipated to result in an end shipment date delay QED will promptly notify ViewRay of the issue and/or its anticipated impact on shipment date.

(b) Any claim by ViewRay that a Product does not conform to the applicable warranties specified in Section 7.2 during the applicable warranty period specified will be addressed using the procedure specified in this Section 3.9. ViewRay will notify QED in writing of any alleged defect of Product, will request a Return Material Authorization (“RMA”) number and will within thirty (30) days of receipt of such RMA number return such Product to QED freight prepaid and properly insured, along with a reasonably detailed statement of the claimed defect and proof of date of purchase. Such notice and statement may be sent to an email address provided by QED, which will initially be [***]. QED will use Commercially Reasonable Efforts to deliver replacement Product to ViewRay or its designated customer freight prepaid and properly insured with earliest delivery which can be obtained. Alternatively, QED may dispatch service personnel to inspect the applicable Product in the field, and in such cases will use Commercially Reasonable Efforts to dispatch such personnel to the site of the applicable Product within five (5) days if the Product is not functioning to Specification. ViewRay may also request that QED dispatch service personnel to inspect the applicable Product in the field, in which case QED will use commercially reasonable efforts to dispatch such personnel within five (5) days after such request. Repair or replacement of defective Products will be at QED’s expense. In the event that QED reasonably determines that any allegedly nonconforming Product is in fact not defective (including Product that has been modified, misused, abused or the subject of unauthorized repair), QED will notify ViewRay in writing and ViewRay will reimburse QED for all reasonable costs and expenses related to the inspection, the cost of the replacement Product (if any), and the cost of the return of such Product to ViewRay (if applicable). If ViewRay disputes QED’s determination that a Product is not defective, the dispute will be discussed and resolved using the procedure provided in Section 10.2.

3.10 Manufacturing Rights. (a) If QED fails to supply Product ordered by ViewRay in accordance with the terms of this Agreement regarding the quantity or quality of Products supplied to ViewRay, then QED shall within fifteen (15) Business Days of said failure present ViewRay with a plan to remedy the problem and shall use Commercially Reasonable Efforts to execute such plan and remedy the problem or QED shall secure an alternative source of supply within a reasonable time at no additional cost to ViewRay. Any such alternative source of supply shall be on terms substantially identical with the terms of this Agreement. If QED is unable to provide a plan to remedy the problem or secure an alternative source of supply within [***] after its initial failure to supply, then QED shall consult with ViewRay and the parties shall work together to remedy the problem. If QED is unable to remedy the supply problem after [***] (or longer as agreed in writing by the parties), commencing with the date upon which such failure to supply began, then ViewRay may at its option, and upon notice to QED, manufacture the Products itself or through a third party in accordance with the provisions of Section 3.10(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) If ViewRay notifies QED pursuant to Section 3.10(a), above, that ViewRay will manufacture the Products itself or through a third party, QED shall (i) deliver to ViewRay within thirty (30) days media embodying or disclosing all Program technology and Program proprietary or intellectual property rights necessary to enable ViewRay or its designee to manufacture Products conforming with the Specifications; and (ii) provide ViewRay or its designee, upon request, with reasonable assistance in establishing a back-up manufacturing line. ViewRay shall require any third party ViewRay designates to manufacture Products pursuant to this Section 3.10, to agree in writing to observe the terms of this Agreement relating to confidentiality and the manufacture of Products. Notwithstanding any provision of this Section 3.10 to the contrary, in no case shall QED be required to pay ViewRay in respect of any Products purchased by ViewRay from a third party operating a back-up manufacturing line established pursuant to this Section 3.10 or manufactured by ViewRay or its Affiliates pursuant to this Section 3.10.

3.11 Changes. (a) The Product Specifications for “commercial” Product supplied pursuant to this Section 3 may be modified or changed only by ViewRay. ViewRay shall use the procedure specified in Section 2.4(a)-(b) to request such modifications or changes, except as modified in this Section 3.11. To the extent that any such modification or change results in an increase or decrease in the cost of manufacturing any Product or requires additional capital investment or other material changes to the manufacturing process, the parties shall jointly examine and mutually agree upon the consequences thereof and shall make an appropriate increase or decrease to the purchase price of such Product arising from such modification or change. In the event that any such change or modification results in the obsolescence of any raw materials, work-in-process, and/or finished materials, the cost of any such obsolescence shall be the sole responsibility of ViewRay to a maximum of material value attributable to open purchase orders and any additional Product in the then current Forecast with planned shipment within ninety (90) days of the change date. At least four (4) weeks prior notice is required for any requested Product Specifications change pursuant to this Section 3.11; provided, however, that if any requested Product Specifications change requires additional regulatory approval(s), the implementation of such requested change shall in no event be required until four (4) weeks after such approval(s) have been obtained. QED shall not be required to implement any change to the Product Specifications that it reasonably believes will prevent it from being able to perform in accordance with the terms of this Agreement unless such terms are modified. If QED notifies ViewRay that it believes the preceding sentence is applicable the parties shall meet and attempt to resolve the matter within ninety (90) days using the procedure specified in Section 10.2 if necessary; during any such period the Product will continue to be manufactured under the Product Specifications without such modification. If the parties are unable to resolve such matter within such 90-day period, then QED shall continue to supply the Product to ViewRay under the Product Specifications without such modification.

(b) QED will not alter, modify, add to, or otherwise change the Product Specifications, Product, or any materials, suppliers or manufacturing techniques used in the design or production of the Products that will or may possibly affect the form, fit or function of the Products without ViewRay’s prior written approval. ViewRay may require QED to make changes in raw materials or processes subject to a mutually agreed price adjustments. QED may rebalance its production line in its reasonable business judgment; provided that the rebalancing makes no change to and has no effect on the form, fit or function of the Products. ViewRay will not make any changes to the Product Specifications without notifying QED in accordance with Section 3.11(a).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. QUALITY ASSURANCE; SUPPORT

4.1 Manufacturing Practices; Testing. QED shall manufacture the Products supplied pursuant to Section 3 in accordance with mutually agreed quality standards and the Specifications. QED will install and maintain effective quality control systems, conduct quality assurance testing and keep comprehensive process control records conforming to (1) appropriate best practices, including the then applicable good manufacturing practices regulations of the U.S. Food and Drug Administration (“FDA”) under 21 C.F.R. Part 820 or comparable regulations of any other supra-national, regional, federal, state, or local regulatory agency or authority that has authority to grant registrations, authorizations, licenses and approvals necessary for the commercial manufacture, distribution, marketing, promotion, sale, use, importation, or exportation of the Products, including specifically ISO 13485 certification, ISO 9001 certification and MHLW accreditation (each, including the FDA, a “Regulatory Authority”) that apply to the manufacture of the Products (“Applicable Standards”); and (2) other requirements set forth herein.

4.2 Regulatory Clearances. ViewRay will have sole responsibility and authority for obtaining and maintaining regulatory clearance of the ViewRay system incorporating the Product (and all improvements or variations to such ViewRay system incorporating the Product developed during the term of this Agreement), including without limitation obtaining and maintaining approvals and clearances from the FDA and any other Regulatory Authority necessary for the ViewRay system incorporating the Product or the commercial distribution and sale of the ViewRay system incorporating the Product. All regulatory filings with the FDA or any other Regulatory Authority relating to the ViewRay system incorporating the Product will be made in the name of ViewRay or its designee and ViewRay will be responsible for maintaining the required records for such system.

4.3 Quality Assurance Inspections. (a) During regular business hours and upon reasonable advance notice, QED will permit ViewRay and its agents and its customers to inspect the facilities of QED, pertaining to the Products and provide access to QED’s manufacturing quality control documentation related to the Products to the extent necessary for, and for the purpose of assessing QED’s compliance with this Agreement. As a condition of provision to ViewRay agents or ViewRay customers of access to QED’s facilities and documentation, all information obtained by ViewRay agents or ViewRay customers as a result of such access will be QED Confidential Information for purposes of this Agreement. QED may require any agent or customer of ViewRay seeking access to QED’s facilities under this Section 4.3(a), as a condition to such access, to execute a standard confidentiality agreement with QED under which such agent agrees to treat information disclosed during such inspection as the Confidential Information of QED under terms and conditions no less restrictive than the terms contained in Section 6.2.

(b) If an inspection pursuant to Section 4.3(a) reveals that the facilities used to manufacture Products do not satisfy the Applicable Standards in all material respects, then ViewRay will promptly provide to QED written notice of such fact, which notice will contain in reasonable detail the deficiencies found in the manufacturing facilities and, if practicable, those steps ViewRay believes QED should undertake in order to remedy such deficiencies. QED will remedy such deficiencies within a reasonable period of time after receipt of such written notice and provide evidence of this corrective action to ViewRay as requested.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) QED will maintain manufacturing quality documentation and will certify that Product was manufactured and tested in accordance with the Specifications and Applicable Standards. ViewRay may request copies of such certifications as part of the inspections permitted under Section 4.3(a).

(d) QED will comply with the Specifications and Applicable Standards in its manufacturing of the Products. Prior to shipping any Product, QED will carry out the Product tests specified in the applicable Specifications on each unit of Product. If a Product or any part of a Product fails to meet the Specifications, the Product will be repaired or replaced by QED as set forth in Section 7.3 and the relevant test will be repeated until such Product passes such test requirements. No Product will be shipped to ViewRay or its designee without passing all tests specified in the Specifications. Certification of conformance and/or test reports will be provided on request with each unit as evidence of compliance.

4.4 Recalls. (a) Prior to the commercial release of the ViewRay system incorporating the Product, ViewRay will provide QED with ViewRay’s standard operating procedures (“SOPs”) as to recalls. If either party becomes aware of information about any Product indicating that it may not conform to the Specifications, it will promptly so notify the other party. The parties will promptly confer to discuss such circumstances and to consider appropriate courses of action, which courses of action will be consistent with the SOPs. ViewRay will have the right to initiate, and will bear all costs associated with, a recall, withdrawal, or field correction of the ViewRay system incorporating the Product for any reason; provided that ViewRay may proceed against QED pursuant to Section 7.3 if such recall, withdrawal, or field correction of the ViewRay system incorporating the Product is the direct result of (i) any breach by QED of its duties under the Agreement or (ii) QED’s negligence or willful misconduct.

(b) With respect to any recall, withdrawal, or field correction of a Product incorporated in a ViewRay system, ViewRay or its designee will be responsible for coordinating all of the necessary activities in connection with such recall, withdrawal, or field correction. ViewRay and QED will coordinate any statements to customers and the media, including, but not limited to, press releases and interviews for publication or broadcast and neither party will issue any such statements without consulting with the other and neither party shall identify the other party in any such statements without the other party’s written consent, not to be unreasonably withheld, except as required by a Regulatory Authority. The parties will reasonably cooperate with each other in the conduct of such activities and will perform any acts reasonably requested by the other party to facilitate the recall, withdrawal or field correction. Each party will keep the other party fully informed of progress and in relation to all material decisions or actions such party undertakes pursuant to this Section 4.4(b).

(c) Each party will promptly (within two (2) working days unless a shorter time period is required under applicable law) notify the other party in writing of any event or complaint that gives rise or could give rise to the need to file a Medical Device Report (an “MDR”) within the meaning of the Federal Food, Drug and Cosmetic Act of 1941, as amended (the “Act”) or a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

similar report under the laws or regulations administered by any Regulatory Authority (collectively, an “AER”), with respect to any Product or the manufacture, distribution or use thereof in accordance with the MDR regulation, 21 C.F.R. Part 803 or similar regulations covering AER’s. Each such written notice will be Confidential Information under this Agreement. If, as a result of any corrective action or any final, non-appealable or non-appealed governmental or court action, an AER is required to be issued for any Product sold hereunder, ViewRay will bear the costs and expenses of and will be responsible for all corrective actions associated with such AER but may proceed against QED pursuant to Section 7.3 if such AER is the direct result of (i) any breach by QED of its duties under the Agreement or (ii) QED’s negligence or willful misconduct.

5. LICENSES; PROPRIETARY RIGHTS

5.1 QED Licenses. (a) QED hereby grants to ViewRay and ViewRay hereby accepts, a worldwide, perpetual, paid-up and royalty-free license, including the right to grant sublicenses, to use the QED Intellectual Property Rights and the Program Intellectual Property Rights owned by QED for the purpose of developing and selling products and delivering services that embody or utilize the Products to customers within the ViewRay Domain. ViewRay will not use QED Intellectual Property for any other purpose, without QED’s prior written permission and ViewRay shall not grant, or attempt to grant, a sublicense under this Section 5.1(a) to use QED Intellectual Property Rights, including the Program Intellectual Property Rights owned by QED outside the ViewRay Domain without the express written consent of QED.

(b) The license granted under Section 5.1(a) excludes the right to sublicense or otherwise practice the QED Intellectual Property and the Program Intellectual Property owned by QED for the purpose of making or having made Products except as otherwise provided under Section 3.10.

(c) The license granted under this Section 5.1 shall be treated as a license of rights to “intellectual property” (as defined in Section 101(56) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”)) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that ViewRay may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code provided, that it abides by the terms of this Agreement.

5.2 ViewRay Licenses. ViewRay hereby grants and agrees to grant to QED, solely to provide the applicable services under this Agreement and to supply Deliverables (during the Program) and Products (pursuant to Section 3) to ViewRay, a non-exclusive, paid-up and royalty-free license to use the ViewRay Intellectual Property and the Program Intellectual Property owned by ViewRay in connection with its performance of the Program and its supply of Products pursuant to Section 3. Upon the expiration or termination of the applicable Program work, QED’s license shall terminate and be of no further force or effect.

5.3 Reservation of Rights. (a) This Agreement does not convey to ViewRay any ownership rights in any portion of any QED Intellectual Property or the Program Intellectual Property owned by QED by implication, estoppel or otherwise, but constitutes only a license to use the QED Intellectual Property and the Program Intellectual Property owned by QED as necessary to give effect to the license and in accordance with all of the terms of this Agreement. Title to the QED Intellectual Property and the Program Intellectual Property owned by QED, shall at all times remain vested in QED. All rights in and to the QED Intellectual Property and the Program Intellectual Property owned by QED not expressly granted under. his Agreement are reserved to and retained by QED.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) This Agreement does not convey to QED any ownership rights in any portion of the ViewRay Intellectual Property or the Program Intellectual Property owned by ViewRay by implication, estoppel or otherwise. Title to the ViewRay Intellectual Property and the Program Intellectual Property owned by ViewRay shall at all times remain vested in ViewRay. All rights in and to the ViewRay Intellectual Property and the Program Intellectual Property owned by ViewRay not expressly granted under this Agreement are reserved to and retained by ViewRay.

(c) Title to and any interest in Program Intellectual Property described in clause (a) of the Program Intellectual Property definition shall be the property of QED. Title to and any interest in Program Intellectual Property described in clause (b) of the Program Intellectual Property definition shall be the property of ViewRay. Title to and any interest in Program Intellectual Property described in clause (c) of the Program Intellectual Property definition shall be owned jointly by QED and ViewRay; provided, that, except as set forth in Section 5.3(e), ViewRay shall not use such jointly owned Program Intellectual Property except in connection with the practice of the license granted under Section 5.1.

(d) For purposes of this Agreement, except as otherwise set forth in this Agreement, the determination of as to which party invented any invention will be made in accordance with the standards of inventorship and conception under title 35 of the U.S. Code and title 37 of the U.S. Code of Federal Regulations.

(e) During the term of this Agreement, each party shall promptly disclose to the other in writing any Program Intellectual Property that might, under applicable law, be patentable or otherwise protectable. Program Intellectual Property (including, without limitation, improvements thereon whether developed by such party or any employee, or agent of such party) will be added to Attachment 3. Within forty five (45) days following the date of such disclosure regarding the existence of particular Program Intellectual Property (including, without limitation, improvements thereon whether developed by a party or any employee or agent of such party) that is jointly owned, the parties shall confer and mutually agree as to appropriate protection for such Program Intellectual Property, including an application, preparation, prosecution and maintenance strategy. If the parties cannot agree upon whether or not to seek patent or other protection with respect to any Program Intellectual Property that is jointly owned, the party desiring to seek such protection may take whatever actions it deems necessary or appropriate to seek such protection in any and all jurisdictions deemed appropriate by such party at its cost and expense, and the other party shall assign to the party desiring to seek such protection all right, title and interest in and to such Program Intellectual Property and shall cooperate and assist the party seeking such protection in such efforts at the cost and expense of the party seeking such protection; whereupon the party to which such Program Intellectual Property has been assigned shall grant to the assignor thereof a non-exclusive, worldwide, irrevocable, paid-up, royalty-free, sublicensable license: (i) if ViewRay is the licensee, to make, have made, use, practice, offer to sell, sell and import, export and otherwise commercially exploit such Program Intellectual Property within the ViewRay Domain; and (ii) if QED is the licensee, to make, have made, use, practice, offer to sell, sell and import, export and otherwise commercially exploit such Program Intellectual Property outside of the ViewRay Domain.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f) QED shall have the sole right, but not the obligation, to file, prosecute, and maintain, at QED’s sole expense, patents covering Program Intellectual Property owned solely by QED. QED shall promptly furnish or have furnished to ViewRay copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such applications (excluding patents and patent applications covering solely QED Intellectual Property that is not licensed to ViewRay under Section 5.1). In the case of patent applications and responses, copies will be furnished to ViewRay at least fifteen (15) days before filing or mailing, as the case may be. ViewRay may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 5.3(f) and QED agrees to consider such comments and suggestions; provided that nothing herein shall obligate QED to adopt or follow such comments or suggestions. ViewRay shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned solely by QED. QED shall promptly provide notice to ViewRay as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any patents or patent applications covering Program Intellectual Property owned solely by QED. In the event that QED elects not to file for patent protection or elects not to prosecute or maintain a patent or patent application in respect of Program Intellectual Property owned solely by QED it shall notify ViewRay of such decision at least forty five (45) days prior to the due date of any action or payment due. ViewRay shall then have the right, but not the obligation, to assume the responsibility therefor at its own cost and expense.

(g) ViewRay shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at ViewRay’s sole expense, patents covering Program Intellectual Property owned solely by ViewRay. ViewRay shall promptly furnish or have furnished to QED copies of all patents, patent applications, substantive patent office actions and substantive responses relevant to the design or manufacturing practice of QED, received or filed in connection with such applications. In the case of such patent applications and responses, copies will be furnished to QED at least fifteen (15) days before filing or mailing, as the case may be. QED may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 5.3(g) relating to the design or manufacturing practice of QED and ViewRay agrees to consider such comments and suggestions; provided that nothing herein shall obligate ViewRay to adopt or follow such comments or suggestions. QED shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned solely by ViewRay.

5.4 Enforcement. (a) QED shall be solely responsible for defense and enforcement of QED Intellectual Property and Program Intellectual Property owned by QED, but in each case subject to the provisions of Section 5.4(b) with respect to enforcement within the ViewRay Domain. ViewRay shall be solely responsible for the defense and enforcement of ViewRay Intellectual Property and Program Intellectual Property owned by ViewRay.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) QED shall have the first option to pursue any enforcement of QED Intellectual Property and Program Intellectual Property owned by QED within the ViewRay Domain; provided, that QED pays all costs and expenses related to the same, keeps ViewRay reasonably informed of its progress and provides ViewRay with copies of any substantive documents related to such proceedings and reasonable notice of all such proceedings. QED’s costs and expenses in prosecuting or defending such matters shall be subject to reimbursement in accordance with Section 5.4(d). QED shall notify ViewRay of its decision to exercise its right to enforce or defend such intellectual property within the ViewRay Domain not later than ninety (90) days following its discovery or receipt of notice of the alleged infringement.

(c) If (i) QED notifies ViewRay that it will not exercise its option to enforce any intellectual property in accordance with Section 5.4(b); (ii) ViewRay and QED have not otherwise agreed not to pursue or defend against such infringement for business reasons; (iii) QED has not persuaded the alleged infringer to desist or the person alleging the infringement to forebear, (iv) QED is not diligently pursuing an infringement action or diligently defending the validity or enforceability of such intellectual property within the ViewRay Domain; or (v) QED has not provided ViewRay with evidence of bona fide negotiations of an acceptable sublicense agreement with the alleged infringer or person alleging infringement, then ViewRay shall have the right to pursue legal action against the alleged infringer or take control of any action initiated by, or being defended by, QED at ViewRay’s own cost and expense.

(d) Any recovery of damages in any suit handled by one party pursuant to Section 5.4(b) or Section 5.4(c) shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the party handling the suit or settlement thereof. The balance of any recovery obtained by settlement or otherwise shall be distributed: (i) first to ViewRay in an amount equal to a reasonable royalty on the sales of the infringer, and (ii) then to QED in an amount equal to the sums due QED based on such sales (assuming QED had made sales of Products to ViewRay in respect of the sales of the infringer). The balance, if any, remaining after ViewRay and QED have been compensated pursuant to Section 5.4(d)(i)-(ii) shall be divided equally between the parties. No settlement, consent judgment or other voluntary final disposition of any suit subject to Section 5.4(b) or Section 5.4(c) may be entered into without the consent of the other party, which consent shall not be unreasonably withheld.

(e) In any infringement suit as either party may institute to enforce Intellectual Property Rights covered by this Section 5.4, or in any declaratory judgment action alleging invalidity or non-infringement of any Intellectual Property Rights covered by this Section 5.4 brought against QED or ViewRay, the other party shall, at the request and expense of the party initiating or defending the suit or action, cooperate and assist in all reasonable respects, having its employees testify when requested and making available relevant records, papers, information, specimens and the like.

6. CONFIDENTIALITY

6.1 Publicity. The terms of this Agreement (including its existence) shall be treated as the Confidential Information of both parties and neither party will issue any press release or make any other statement, written or oral, to the public, the press or otherwise, relating to this Agreement and the transactions contemplated by this Agreement that has not previously been approved in writing by the other party. Nothing in this Section 6.1 shall prohibit a party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the disclosing party shall use good faith efforts to notify and consult with the other party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws. Each party may provide a copy of this Agreement or disclose the terms of this Agreement: (a) to any finance provider in conjunction with a financing transaction, if such finance provider agrees to keep the terms of this Agreement confidential, (b) to enforce its rights under this Agreement in a proceeding in accordance with Section 10.2, (c) to any legal or financial advisor of such party, or (d) to current/prospective investors provided such investors are subject to a confidentiality agreement that is consistent with the terms of Section 6.2 regarding protection of Confidential Information of the other party.

6.2 Confidentiality. (a) Confidential Information of each party will be used by the other party solely for the purposes permitted by this Agreement. All Confidential Information of a disclosing party will be received and held in confidence by the receiving party, subject to the provisions of this Agreement. Each party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort in or to the Confidential Information of the other party as a result of such disclosure and that any such rights must be the subject of separate written agreement(s).

(b) Each party will restrict disclosure of the other party’s Confidential Information to those of its employees and consultants to whom it is necessary or useful to disclose such Confidential Information in connection with the purposes permitted under this Agreement. Each party shall use Commercially Reasonable Efforts including at least efforts commensurate with those employed by the party for the protection of its own Confidential Information, to protect the Confidential Information of the other party.

(c) Nothing herein shall prevent a receiving party from disclosing all or part of the Confidential Information of the other party in response to a court order or other legal proceeding requesting disclosure of same; provided, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of the disclosing party’s reasonable efforts to oppose such request (at disclosing party’s expense), and only to the extent necessary to comply with such request. Disclosure of Confidential Information pursuant to this Section 6.2(c) will not alter the character of that information as Confidential Information hereunder.

(d) Either disclosing party may at any time notify the receiving party that such receiving party must return to the disclosing party the disclosing party’s Confidential Information. Each receiving party hereby agrees to, within thirty (30) days of such notification: (i) return all documents and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the other party’s Confidential Information; and (ii) return or certify (in a writing attested to by a duly authorized officer of such party) destruction of all copies, summaries, modifications or adaptations that such party or its employees or agents have made from the materials provided by the disclosing party; provided, however, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Authorization; Enforceability. Each of ViewRay and QED represents and warrants to the other party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement; (b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to such party’s obligations under any other agreement; (c) it has duly executed and delivered this Agreement; and (d) it is authorized to disclose any and all Confidential Information made available to the other party pursuant to this Agreement.

7.2 Products. (a) QED warrants to ViewRay that all Products supplied to ViewRay pursuant to Section 3 shall: (i) for a period of twelve (12) months from the date of acceptance by the ViewRay customer but not more than eighteen (18) months from the date of shipment by QED to ViewRay, whichever is longer, conform to its then current published specifications and documentation and the Specifications (provided that in the event of a conflict between the Specifications and the published specifications or documentation, the terms of the Specifications will control), and (ii) be manufactured, labeled, packaged, stored and tested (while in the possession or control of QED) in accordance with the Specifications current as of the date of manufacture and the applicable laws and regulations in relation to the manufacture and testing of the Product (including all Applicable Standards). This warranty does not apply to any non-conformity of the Products resulting from misuse, mishandling or unauthorized modification of the Products or storage in an improper environment in each case by any party other than QED or its agents.

(b) QED warrants to ViewRay that all Products shall be delivered free and clear of all liens and encumbrances.

7.3 Remedy. In the event any Products purchased by ViewRay from QED fail to conform to the warranty set forth in Section 7.2, QED shall, at QED’s option, repair or replace the Products. ViewRay shall notify QED of any such nonconformity and return the applicable Products in accordance with Section 3.9. It is understood and agreed that the remedy set forth in this Section 7.3 shall not limit either party’s other remedies at law or equity, including a party’s remedies with respect to third party claims arising pursuant to Sections 8.2-8.3.

7.4 Disclaimer. (a) EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 7.1-7.2, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE PRODUCTS.

(b) THE REPRESENTATIONS AND WARRANTIES OF EACH OF QED AND VIEWRAY EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 8.2-8.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. RISK ALLOCATION

8.1 Limitation of Liability. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 8.2-8.3 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, REGARDLESS OF WHETHER THE PARTIES HAVE ADVISED OR BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

8.2 Indemnification of ViewRay. Subject to the provisions of Section 8.4, QED will defend, indemnify, and hold harmless ViewRay and its Affiliates, officers, directors, employees, agents, and their successors and assigns (each, in such capacity, an “ViewRay Indemnified Party”) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys’ fees of ViewRay Indemnified Party(ies) and those that may be asserted by a third party) or liability (collectively, “Losses”) arising from any third party claim or proceeding against the ViewRay Indemnified Party(ies) by any third party to the extent that such claim or proceeding is based on: (a) a third party assertion that the Products infringe any third party Intellectual Property Rights, except to the extent of infringement claims covered in Section 8.3, below; or (b) a third party allegation of product liability or personal injury arising from or relating to a manufacturing defect of the Products. The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any ViewRay Indemnified Party’s negligence, intentional misconduct or breach of this Agreement.

8.3 Indemnification of QED. Subject to the provisions of Section 8.4, ViewRay will defend, indemnify, and hold harmless QED and its Affiliates, officers, directors, employees, agents, and their successors and assigns (each, in such capacity, an “QED Indemnified Party”) from and against any Losses arising from any third party claim or proceeding against the QED Indemnified Party(ies) by any third party to the extent that such claim or proceeding is based on: (a) any third party allegation of infringement of third party Intellectual Property Rights, where such claim is based upon the combination, operation or use of the Products with ViewRay technology or products in a manner not explicitly contemplated by this Agreement, if such claim of infringement would have been avoided but for such combination, operation or use; or (b) any third party allegation of product liability or personal injury arising from or relating to the ViewRay products or services (other than due to the failure of a Product). The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any QED Indemnified Party’s negligence, intentional misconduct or breach of this Agreement.

8.4 Procedure. To receive the benefit of indemnification under Section 8.2 or Section 8.3, the ViewRay Indemnified Party or QED Indemnified Party, as applicable, must: (a) promptly notify the party from whom indemnification is sought (each, an “Indemnifying Party”) of any claim or proceeding; provided, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

materially prejudices the rights of Indemnifying Party; (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party’s cost and expense; and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party’s consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefore.

8.5 Insurance. Each party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated. It is understood that such insurance shall not be construed to create a limit of either party’s liability with respect to its indemnification obligations under this Section 8. Each party shall cause the other to be listed as an additional named insured on such policy(ies) and shall provide the other with written evidence of such insurance upon request. Each party shall provide the other with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other party hereunder. If such party does not obtain replacement insurance or take other measures that allow it to provide comparable coverage within such 15-day period, the other party shall have the right to terminate this Agreement effective at the end of such 15-day period without notice or any additional waiting periods.

9. TERM AND TERMINATION

9.1 Term. This Agreement shall take effect as of the Effective Date and shall remain in effect until the fifth anniversary of the Effective Date (the “Term”), unless sooner terminated in accordance with Section 9.2. Thereafter, this Agreement will renew automatically for additional one-year terms unless either party provides the other party with written notice at least twelve (12) months in advance of the scheduled renewal date. With respect to the initial renewal term, if either party does not intend to renew this Agreement at the expiration of the initial 5-year term, it shall provide the other party with notice of its intention to let this Agreement expire not later than the fourth anniversary of the Effective Date.

9.2 Termination. (a) During the term of the Program, either party may terminate the Program and this Agreement upon thirty (30) days written notice to the other party if the other party commits a material breach of this Agreement, unless such breach is cured within the thirty (30) day notice period, or if such breach is not capable of being cured within thirty (30) days unless such party during such thirty (30) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach. Except for termination by QED based upon non-payment by ViewRay of amounts due under this Agreement, termination of the Program pursuant to this Section 9.2(a) shall not result in termination of this Agreement except as otherwise provided in Section 9.2(c). The parties may also terminate the Program at any time in accordance with the procedure specified in Section 2.5.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Following completion of the Program and, with respect to matters not directly related to the Program at any time during or following completion of the Program, either party may terminate this Agreement upon sixty (60) days written notice to the other party if the other party commits a material breach of this Agreement (other than non-payment), unless such breach is cured within the sixty (60) day notice period, or if such breach is not capable of being cured within sixty (60) days unless such party during such sixty (60) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach.

(c) The parties may terminate this Agreement at any time by mutual agreement. ViewRay may also terminate this Agreement in accordance with Section 3.11(a).

(d) The disadvantaged party (as defined in Section 10.14) shall have the right to terminate this Agreement upon thirty (30) days notice if a Force Majeure condition has prevented performance by the other party for more than sixty (60) consecutive days or an aggregate one hundred twenty (120) days in any 12-month period.

9.3 Effect of Termination. (a) Upon termination of the Program pursuant to Section 9.2(a): (i) QED will terminate all Program tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by ViewRay and QED; (ii) QED shall deliver to ViewRay a reasonably-detailed written report describing the results of the Program up to the date of such termination; and (iii) ViewRay shall pay QED any monies due and owing QED as of the time of termination for work that has been completed.

(b) Upon any termination (including expiration) of this Agreement each party shall return to the other party or certify in writing to the other party that it has destroyed all documents (including those stored on computer systems and networks) and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information of the other party; provided, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

(c) Upon termination or expiration of this Agreement for any reason, ViewRay will have the right to continue to sell all unsold Products that are in its possession or that are subject to an open ViewRay Purchase Order as of the effective date of such termination or expiration. In addition, upon termination of this Agreement for any reason but specifically excluding expiration of this Agreement in accordance with Section 9.1, QED will continue to supply ViewRay with Products for a period of twelve months after termination to wind-down the supply of Products for ViewRay from QED, provided that if termination was effected by QED as a result of ViewRay’s material breach of this Agreement then ViewRay will promptly pay all sums due QED under this Agreement as of the date of termination. The supply of Products by QED pursuant to this Section 9.3(c) shall be subject to the provisions of Sections 4-9.

(d) Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination, including the obligation of ViewRay to purchase all Products that are the subject of a binding Forecast as of the effective date of termination. Either party’s liability for any uncontested charges, payments or expenses due to the other party that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.4 Survival. Sections 1, 2.6, 2.7, 3.10(b), 4.4(c), 5-8, 9.3 (and the Sections of this Agreement referenced therein), 9.4 10.1-10.4, 10.7-10.13 and 10.15 shall survive any termination or expiration of this Agreement.

10. GENERAL PROVISIONS.

10.1 Governing Law. This Agreement shall be governed and construed in accordance with the internal, substantive laws of Ohio, to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or the transactions contemplated by this Agreement.

10.2 Dispute Resolution. (a) The parties will attempt to settle any claim or controversy arising out of this Agreement or the subject matter hereof through consultation and negotiation in good faith in a spirit of mutual cooperation. Such matters will be initially addressed by the Manager of Hardware Development of ViewRay and the Manager of Operations of QED, who shall use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after either party notifies the other of the dispute, then the matter will be escalated to the Senior Vice President of Engineering of ViewRay and the Vice President of Operations of QED, or their designees for resolution. They will use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after it is referred to them and do not mutually agree to extend the time for negotiation, then the dispute will be submitted to arbitration in accordance with the procedure set forth in Section 10.2(b).

(b) Except with respect to actions by either party seeking equitable or declaratory relief, any claim or controversy arising in whole or in part under or in connection with this Agreement or the subject matter hereof that is not resolved pursuant to Section 10.2(a) will be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association as such Rules may be modified by this Agreement, by one arbitrator, who will be agreed upon by the parties. If the parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three arbitrators will be used, one selected by each party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within 10 days thereafter. Unless the parties agree otherwise, they will be limited in their discovery to directly relevant documents. Responses or objections to a document request will be served twenty (20) days after receipt of the request. The arbitrator(s) will resolve any discovery disputes. The foregoing arbitration proceedings may be commenced by either party by notice to the other party. Unless otherwise agreed by the parties, all such arbitration proceedings will be held in Cleveland, Ohio, USA; provided that proceedings may be conducted by telephone conference call with the consent of the arbitrator. All arbitration proceedings will be conducted in the English language and the arbitrator(s) will apply the law of Ohio. The arbitrator(s) will only have the authority to award actual money damages (with interest on unpaid amounts from the date due) and, except with respect to a breach or nonperformance of any provision of this Agreement relating to Confidential Information, the arbitrator(s) will not have the authority to award indirect, incidental, consequential, exemplary, special or punitive damages, and the parties expressly

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

waive any claimed right to such damages. The arbitrator(s) also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrator(s) shall be the sole and exclusive remedy of the parties. Judgment on the award rendered by the arbitrator(s) may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrator(s). The arbitration will be of each party’s individual claims only, and no claim of any other party will be subject to arbitration in such proceeding. The costs and expenses of the arbitration, but not the costs and expenses of the parties, will be shared equally by the parties. If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other party is entitled to costs, including reasonable attorneys’ fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the parties and the arbitrator(s) will maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute. Judgment on the award granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the parties or any of their respective assets. The parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein.

(c) Nothing in this Section 10.2 will prevent a party from resorting to judicial proceedings if (i) interim relief from a court is necessary to prevent serious and irreparable injury to such party; or (ii) litigation is required to be filed prior to the running of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party.

10.3 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

10.4 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between ViewRay and QED do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. Each party shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers’ compensation, unemployment and withholding taxes. Neither party shall provide the other party’s personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

10.5 Assignment. Neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party; provided, that either party may assign this Agreement without the consent of the other party to an Affiliate or in connection with any merger, acquisition, or sale a majority of such party’s voting stock or a sale

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of substantially all such party’s assets; provided, further, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing and the other party is notified in advance of such assignment. Any purported assignment in violation of this Section 10.5 shall be null and void.

10.6 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.7 Notices. Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) Business Days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one (1) Business Day after it is deposited with such courier), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid) to the address set forth on the signature page to this Agreement or to such other place as any party may designate as to itself by written notice to the other party.

10.8 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

10.9 Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

10.10 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

10.11 Entire Agreement. The terms and provisions contained in this Agreement (including the Attachments) constitute the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.12 Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

10.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be accepted as original signatures, orders may be transmitted electronically and any document created pursuant to this Agreement may be maintained in an electronic document storage and retrieval system, a copy of which shall be considered an original.

10.14 Force Majeure. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by acts of God, wars (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), revolution, civil commotion, acts of public enemy, labor strikes (other than employees of the affected party), terrorism, embargo or acts of government in its sovereign capacity (collectively, “Force Majeure”), the “affected party” will, after giving prompt notice to the “disadvantaged party,” be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the disadvantaged party will likewise be excused from performance of its obligations on a day-to-day basis during the same period), provided, however, that the affected party will use its best efforts to avoid or remove the causes of nonperformance and both parties will proceed immediately with the performance of their obligations under this Agreement whenever the causes are removed or cease. If Force Majeure conditions continue for more than sixty (60) consecutive days or an aggregate one hundred twenty (120) days in any 12-month period, then the disadvantaged party may terminate this Agreement in accordance with Section 9.2(d).

10.15 Further Assurances. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.

QUALITY ELECTRODYNAMICS, LLC		VIEWRAY INCORPORATED

By:	/s/ Hiroyuki Fujita	By:	/s/ Gregory M. Ayers
Hiroyuki Fujita, Ph.D.,		Gregory M. Ayers, MD, PhD,
President & Chief Executive Officer		Chief Executive Officer

Notice Address:		Notice Address:
Quality Electrodynamics, LLC		ViewRay Incorporated
700 Beta Drive, Suite 100		#2 Thermo Fisher Way
Mayfield Village, Ohio 44143		Oakwood Village, OH 44146
Phone: [***]		Phone: [***]
Fax: [***]		Fax: [***]

Attachment 1 Product Specifications; Program

Attachment 2 Pricing

Attachment 3 Program Intellectual Property

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 1

Product Specifications, Deliverables, and Schedule

Section A: Product Specifications

[***]

Section B: Target Schedule

[***]

Section C: Deliverables

[***]

Section D: NRE Costs and Payment Terms

[***]

Section E: Unallocated Fund

•	[***]

Section F: Total Program Costs

Line Item	Cost
[***]	[***]

QUALITY ELECTRODYNAMICS, LLC		VIEWRAY INCORPORATED

By:	/s/ Hiroyuki Fujita	By:	/s/ Gregory M. Ayers
Hiroyuki Fujita, Ph.D.,		Gregory M. Ayers, MD, PhD,
President & Chief Executive Officer		Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 2

Production Pricing

Pricing of the Products supplied to ViewRay pursuant to Section 3 of the Agreement shall be determined using the procedure specified in Section 3.5 and when determined for a Product this Attachment 2 shall be amended to incorporate such commercial supply pricing.

Product	Commercial Supply Pricing
[***]	$

QUALITY ELECTRODYNAMICS, LLC		VIEWRAY INCORPORATED

By:	/s/ Hiroyuki Fujita	By:	/s/ Gregory M. Ayers
Hiroyuki Fujita, Ph.D.,		Gregory M. Ayers, MD, PhD,
President & Chief Executive Officer		Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 3

Program Intellectual Property

This attachment will serve as the listing of Program Intellectual property as described in the ‘definitions’ section of the Development and Supply Agreement. This attachment shall be amended from time-to-time to include new Program Intellectual Property, in accordance with Section 5.3 of the agreement.

QUALITY ELECTRODYNAMICS, LLC		VIEWRAY INCORPORATED

By:	/s/ Hiroyuki Fujita	By:	/s/ Gregory M. Ayers
Hiroyuki Fujita, Ph.D.,		Gregory M. Ayers, MD, PhD,
President & Chief Executive Officer		Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: ViewRay [***] Requirements	RQ-0004 Page 1 of 2

Rev. date: 07/14/09	Issue date: 7/22/09	Effective date: 7/22/09
Approved by/date: 7/21/09 [***] Author	Approved by/date: 7/21/09 [***] Author’s Supervisor

1.0	PURPOSE

This document defines a [***] that will be used for ViewRay MRI RF coils.

2.0	[***]

4.0	REVISION HISTORY

Rev. Date	Revision Level	Submitted by	Description of Changes	Reason for changes
[***]	[***]	[***]	[***]

All pages of this document contain proprietary and confidential information of ViewRay, Inc., and are intended for use by current ViewRay personnel only. Copying, disclosure to others, or other use of the material contained herein is prohibited without the express prior written authorization of ViewRay. Report violations of these requirements to the ViewRay CEO, Oakwood Village, Ohio.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Coil Requirements	RQ-0018 Version 1 Page 1 of 3

Rev. date: 8/25/09	Issue date: 9/16/09	Effective date: 9/16/09
Approved by/date: 9/16/09 [***] Author	Approved by/date: 9/16/09 [***] Supervisor

1.0	PURPOSE

This document provides the specifications for the [***] coil. The coil will be a [***]. The coil includes [***].

2.0	[***]

All pages of this document contain proprietary and confidential information of ViewRay, Inc., and are intended for use by current ViewRay personnel only. Copying, disclosure to others, or other use of the material contained herein is prohibited without the express prior written authorization of ViewRay. Report violations of these requirements to the ViewRay CEO, Oakwood Village, Ohio.

[***] Three pages in this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Coil Requirements	RQ-0018 Version 1 Page 3 of 3

Rev. date: 8/25/09	Issue date: 9/16/09	Effective date: 9/16/09

5.0	[***]

7.0	REVISION HISTORY

Rev. Date	Revision Level	Submitted by	Description of Changes	Reason for changes
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Coil Requirements Document	RQ-0013 Rev. B Page 4 of 4

Rev. date: 5/21/10	Issue date: 5/27/10	Effective date: 5/27/10

1.	PURPOSE

This document provides the requirements for the [***] Coil to be used with the ViewRay System™. The Coil will be composed of [***].

2.	DEFINITIONS

[***]

•	3. [***]

7.	REVISION HISTORY

Rev.	Rev. Date	Submitted by	Description of Changes	Reason for changes
[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Requirement Document	RQ-0015 Rev. B Page 1 of 5

Rev. date: 5/24/10	Issue date: 5/27/10	Effective date: 5/27/10
Approved by/date: 5/27/10 [***] Author	Approved by/date: 5/27/10 [***] Supervisor

1.	GENERAL DESCRIPTION

This document provides the specification for the [***] to be used with the ViewRay™ System. The [***] with the [***]. It will also provide the [***].

2.	DEFINITIONS

[***]

3.	[***]

All pages of this document contain proprietary and confidential information of ViewRay, Inc., and are intended for use by current ViewRay personnel only. Copying, disclosure to others, or other use of the material contained herein is prohibited without the express prior written authorization of ViewRay. Report violations of these requirements to the ViewRay CEO, Oakwood Village, Ohio.

[***] Four pages in this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Requirement Document	RQ-0015 Rev. B Page 5 of 5

Rev. date: 5/24/10	Issue date: 5/27/10	Effective date: 5/27/10

All pages of this document contain proprietary and confidential information of ViewRay, Inc., and are intended for use by current ViewRay personnel only. Copying, disclosure to others, or other use of the material contained herein is prohibited without the express prior written authorization of ViewRay. Report violations of these requirements to the ViewRay CEO, Oakwood Village, Ohio.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Title: [***] Requirement Document	RQ-0015 Rev. B Page 5 of 5

Rev. date: 5/24/10	Issue date: 5/27/10	Effective date: 5/27/10

7.	REVISION HISTORY

Rev.	Rev. Date	Submitted by	Description of Changes	Reason for changes
A	5/12/10	[***]	[***]
B	5/24/10	[***]	[***]	[***]

All pages of this document contain proprietary and confidential information of ViewRay, Inc., and are intended for use by current ViewRay personnel only. Copying, disclosure to others, or other use of the material contained herein is prohibited without the express prior written authorization of ViewRay. Report violations of these requirements to the ViewRay CEO, Oakwood Village, Ohio.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.